                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 5
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              OMEGA MED CORPORATION
             (Exact name of registrant as specified in its charter)

  Delaware, File #3024905                3845                    33-0855883
(State or other jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
    of incorporation           Classification Code Number)   Identification No.)
    or organization)

               3930 Oregon Street, Suite 112, San Diego, CA     92104
        (Address of registrant's principal executive offices)(Zip Code)

                                 (619) 298-1723
              (Registrant's Telephone Number, Including Area Code)

                                  619-298-4426
                 (Registrant's Fax Number, Including Area Code)

Approximate date of proposed sale to the public: From time to time after this
Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a  post-effective amendment filed pursuant to Rule 462(d)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If delivery of the  prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   CALCULATION OF REGISTRATION FEE
=============================== ================ =================== ===================== ==================
   Title of each class of        Amount to be     Proposed maximum     Proposed Maximum        Amount of
securities to be registered       registered     offering price per   Aggregate Offering    Registration Fee
                                                       share               Price
------------------------------- ---------------- ------------------- --------------------- ------------------

       Common Stock               1,200,000           $5.00            $6,000,000.00            1,434.00

=============================== ================ =================== ===================== ==================

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the
Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section
8(a), may determine.

Preliminary Prospectus

                             Omega Med Corporation,
                             a Delaware corporation

               1,200,000 shares of common stock at $5.00 per share

     This prospectus relates to 1,200,000 shares of common stock of Omega Med
Corporation, a Delaware corporation. We are offering 1,200,000 shares for sale on a "best efforts" basis at $5.00 per share, and there is no minimum amount of shares required to be sold in this offering. This is a self-underwritten offering to be sold by our officers and directors. The offering will end on
February 28, 2003 . Any funds received from the sale of our shares in this offering will not be placed in an escrow, trust or similar account and may be used immediately by us. A purchase of our common stock is highly speculative and investors should not purchase shares of our common stock unless they can afford to lose their entire investment.

Our shares of common stock are not listed on any national securities exchange and are not quoted on any electronic quotation system. There is currently no public market for our common stock.

     The information in this prospectus is not complete and may be changed.  We may not offer or sell these shares until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell the shares and it is not soliciting an offer to buy the shares in any state where the offer or sale is not permitted.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

     You should carefully review the Risk Factors section of this prospectus beginning on Page 5.

    --------------- --------------------- ------------- -------------------------
                     Price to the Public   Commissions   Proceeds to the Company
    --------------- --------------------- ------------- -------------------------
    Per Share              $5.00             $0.00              $5.00
    --------------- --------------------- ------------- -------------------------
    Total Offering      $6,000,000.00        $0.00          $6,000,000.00
    --------------- --------------------- ------------- -------------------------

              The date of this prospectus is September 11, 2002.

Outside Back Cover

Dealer Prospectus Delivery Obligation. Until the date this offering ends, which is February 28, 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS
Caption                                                                   Page

    Summary Information.......................................................5
    Risk Factors..............................................................6

       We are operating at a loss, with no revenues since 1999,
       and therefore our ability to continue as a going concern is in doubt...6
       If we do not receive FDA approval for our infusion pump, we will not be able to market it in the United States, which might force us out of business.....................................................6
       Other companies are developing infusion pumps similar to ours, and those companies may be able to out-compete us and force us out of business............................................................7
       Because we do not have product liability insurance, claims that use of our products injured someone could force us out of business.........7
       Our patent may not protect us from infringement or unfair
       competition............................................................7
       We must adapt to rapid technological changes in the medical

    Disclosure of Commission Position on Indemnification for

    Management' Discussion and Analysis of Financial Condition

    Changes in and Disagreements with Accountants on Accounting

    ^
    Consent of Independent Auditors......................................Ex 23.1

^Summary Information
^
The company:   Our main offices are located at 3930 Oregon Street, Suite 112,
               San Diego, California 92104. Our telephone number is
               (619) 692-1723.

Our business:  We manufacture and market medical devices and equipment. In
               October, 1999, we acquired the assets of Alpha Mark, Inc., a Utah corporation, which included the worldwide rights to a disposable ambulatory infusion pump, a medical device which pumps a
               continuous flow of therapeutic drugs into the blood stream at an adjustable flow rate. We plan to manufacture and market the pump in the United States, pending the approval of the Food and Drug
               Administration. We have completed research and development activities related to our ambulatory infusion pump. Our wholly owned subsidiary, Decoria, Inc., a Nevada corporation, owns the rights to develop, produce, distribute and market a fully
               sterilized ear and body-piercing device. ^.

The offering:  We currently have 10,500,000 common shares issued and outstanding. We are offering 1,200,000 shares for sale on a "best efforts" basis at $5.00 per share.  We will realize up to
               $6,000,000.00 from the sale of these shares if we sell all
               1,200,000 shares. If we sell all of the shares we are offering, we will have 11,700,000 common shares issued and outstanding. If we sell only 10% of the shares we are offering, we will have
               10,620,000 common  shares issued and outstanding. This is a self-underwritten offering which will be sold by our officers and directors. Our officers and directors are not registered
               broker-dealers and may  participate  in the offering only to the extent specified by Exchange Act Rule 240.3a4-1, which provides that an associated person of an issuer of securities shall not be deemed a broker solely by reason of his participation in the sale of securities of such issuer if the associated person is not subject to a statutory disqualification at the time of this participation, is not compensated in connection with his
               participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in
               securities, is not at the time of his participation an associated person of a broker or dealer, and meets certain other conditions specified in that rule.

               ^

Estimated use  If we sell all the shares we are offering, we will receive
of proceeds:   $6,000,000. We will use those funds to pay for the costs of the offering, for working capital, for general corporate purposes, to lease manufacturing space and tooling and equipment necessary to assemble our pumps, for sales and marketing of our products, for inventory and executive compensation, and for tooling for our ear piercing device. If we sell only a nominal amount of securities, we will use any funds to pay for the costs of the offering, for general corporate purposes, manufacturing facilities, marketing, inventory, and executive compensation, and will not use any funds for tooling for our ear piercing device.

Summary Financial Information

                           YTD Dec 31 2000  YTD Dec 31 2001  1st Qtr 2002    2nd Qtr 2002
                           ---------------- ---------------- --------------- --------------
INCOME STATEMENT
-------------------------- ---------------- ---------------- --------------- --------------
     Revenues                           0                0               0              0
-------------------------- ---------------- ---------------- --------------- --------------
     Expenses                     186,588          278,535               0              0
-------------------------- ---------------- ---------------- --------------- --------------
     Net Loss                    (186,588)        (278,535)              0              0
-------------------------- ---------------- ---------------- --------------- --------------

                             Dec 31, 2000     Dec 31, 2001   March 31, 2002  June 31, 2002
                           ---------------- ---------------- --------------- --------------
BALANCE SHEET
-------------------------- ---------------- ---------------- --------------- --------------
     Assets                       274,428                0               0              0
-------------------------- ---------------- ---------------- --------------- --------------
     Liabilities                   24,548           26,317          26,317         26,317
-------------------------- ---------------- ---------------- --------------- --------------
     Shareholder Equity           249,880          (26,317)        (26,317)       (26,317)
-------------------------- ---------------- ---------------- --------------- --------------
Earnings (Loss) Per Share         (0.0178)         (0.0268)             (0)            (0)
-------------------------- ---------------- ---------------- --------------- --------------

Fiscal year ends Dec. 31st.

                                  RISK FACTORS
^

This prospectus contains forward-looking statements. We intend to identify forward-looking statements in this prospectus using words such as
"believes,""intends"," "expects," "may," "will," "should," "plan," "projected,"
"contemplates," "anticipates," or similar statements. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions.
Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in this Risk Factors section. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

We are operating at a loss, with no revenues since 1999, and therefore our ability to continue as a going concern is in doubt. Our current cash and equivalents constitute our present internal sources of liquidity. We have not generated any revenues since 1999 from the sale or licensing of our products.
Because our only external source of liquidity is the sale of our capital stock, we may not be able to continue as a going concern unless we raise at least
$600,000 through this offering. Under the terms of our patent license agreement for the DAI Pump, we are required to make minimum royalty payments of
$50,000 each quarter beginning at the date of the first sale of the DAI Pump or other licensed products. Therefore, it is not practical for us to begin limited production.

If we do not receive FDA approval for our infusion pump, we will not be able to market it in the United States, which might force us out of business.

A "medical device" is defined in the Food, Drug and Cosmetic Act as an instrument, apparatus, or machine which is intended for use in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment, or prevention of disease in man and other animals. Our infusion pump is a medical device by that definition. A company that intends to market a medical device must submit a Premarket Notification, or Regulation 510(k) submission, to the
FDA at least 90 days before bringing the device to market. The submission must contain enough information to show that a device is substantially the same as a device already available. The 510(k) submission must demonstrate that the device to be marketed is as safe and effective, that is, substantially equivalent (SE), to a legally marketed device that is not subject to premarket approval (PMA).
Applicants must compare their 510(k) device to one or more similar devices currently on the U.S. market and make and support their substantial equivalency claims. The FDA also categorizes medical devices by class based on the FDA's determination of the risk use of such device entails.

We must provide the FDA with laboratory bench testing results to establish the reliability of our pump's flow rates. If the FDA does not approve our test results, we will not be able to our infusion pump in the United States, and we might also face difficulties marketing it to other countries.

Other companies are developing infusion pumps similar to ours, and those companies may be able to out-compete us and force us out of business. We compete directly with other companies and businesses that have developed and are in the process of developing technologies and products which will be competitive with our products. One of our competitors is already advertising a portable electronic infusion pump over the Internet. Most of our competitors have greater financial and other resources, and more experience in research and development, than we have. They may also have ^ more experience in manufacturing, marketing and distributing their products. We may not be able to compete successfully against our established competition, which could force us out of business.

Because we do not have product liability insurance, claims that use of our products injured someone could force us out of business. Our business will expose us to potential product liability risks that are inherent in the testing, manufacturing and marketing of medical products. We do not have product liability insurance, and we may not be able to acquire product liability insurance in the future on commercially reasonable terms, or at all. ^ If someone claims that the use of our infusion pump resulted in injury or death, we could be forced to spend large sums of money defending against those claims. A large, uninsured judgment against us on a claim of personal injury or death could force us out of business by making us insolvent.

Our patent may not protect us from infringement or unfair competition. We will attempt to protect our proprietary technology through the enforcement of our patent and by applying for additional patent protection when appropriate.We may rely on a combination of patent, trademark and trade secret laws, as well as confidentiality agreements with our employees and subcontractors, to restrict disclosure of our manufacturing processes and other proprietary information.
^There is a possibility that patent and trade secret laws, as well as confidentiality agreements, may not be enforceable in some countries or jurisdictions. It may be possible for unauthorized third parties to copy our products or to reverse engineer or obtain and use information that we regard as proprietary. There can be no assurance that our competitors will not independently develop a better infusion pump or other products that are superior to our products which do not infringe on our patent. If someone infringes on our patent, we would be required to sue them to enforce our patent, which would be very costly and time consuming.

We must adapt to rapid technological changes in the medical products industry to stay competitive. The medical devices industry is characterized by rapidly changing technology, resulting in short product life cycles and rapid price declines. We must continuously update our existing and planned products to keep them current with changing technologies so that our products do not become obsolete. Our ability to compete in the medical products industry depends on our use of new technologies. There can be no assurance that we will be successful in these efforts. If we were unable to develop and introduce new products in a timely manner, due to resource constraints or technological or other reasons, this inability could result in reduced market share, reduced production, and corresponding loss of economies of scale in our purchasing of raw materials and manufacturing processes.

^Use of Proceeds

The following table outlines how we intend to use any proceeds we receive from the sale of our common stock. Since this is a "best efforts" offering, the table has columns disclosing the expected use of proceeds if 10%, 30%, 60% or 100%of the offered shares are sold. Our estimated offering expenses are $30,000, or
$0.005 per share. ^

=================================== ================= ================ ================ ================

Estimated Use                        100% of offered   60% of offered   30% of offered   10% of offered
                                       shares sold       shares sold      shares sold      shares sold

----------------------------------- ----------------- ---------------- ---------------- ----------------
Total                                   $6,000,000.00    $3,600,000.00    $1,800,000.00      $600,000.00
----------------------------------- ----------------- ---------------- ---------------- ----------------
Offering Expenses                          $30,000.00       $30,000.00       $30,000.00       $30,000.00
----------------------------------- ----------------- ---------------- ---------------- ----------------
Subtotal (less offering expenses)       $5,970,000.00    $3,570,000.00    $1,770,000.00      $570,000.00
----------------------------------- ----------------- ---------------- ---------------- ----------------
General Corporate Purposes              $1,268,000.00      $468,000.00      $268,000.00       $58,000.00
----------------------------------- ----------------- ---------------- ---------------- ----------------
Manufacturing Facilities                  $600,000.00      $400,000.00      $400,000.00       150,000.00
----------------------------------- ----------------- ---------------- ---------------- ----------------
Marketing                               $3,000,000.00    $1,600,000.00      $700,000.00      $150,000.00
----------------------------------- ----------------- ---------------- ---------------- ----------------
Inventory                                 $200,000.00      $200,000.00      $80,000.00        $50,000.00
----------------------------------- ----------------- ---------------- ---------------- ----------------
Executive Compensation                    $132,000.00      $132,000.00      $132,000.00      $132,000.00
----------------------------------- ----------------- ---------------- ---------------- ----------------
Tooling for Ear Piercing Device           $500,000.00      $500,000.00            $0.00            $0.00
----------------------------------- ----------------- ---------------- ---------------- ----------------
Cash Reserves                             $270,000.00      $270,000.00      $190,000.00       $30,000.00
----------------------------------- ----------------- ---------------- ---------------- ----------------

=================================== ================= ================ ================ ================

The category "Manufacturing Facilities" above refers to our use of funds from this offering to lease manufacturing space and tooling and equipment necessary to assemble our pump. All of the parts of our pump are produced by subcontract suppliers, and we already have molds and dies for the production model pump.

The category "General Corporate Purposes" above refers to our use of funds from this offering for office rent, pump assembly labor submittal to FDA by Omega
Med Corporation, office staff salaries, supplies, utilities, shipping, receiving, warehousing, general liability and fire insurance, and possibly product liability insurance, which we do not yet have. Proceeds from the offering will be used in this approximate order. If offering proceeds are inadequate to pay our offering expenses, our management has verbally agreed to personally purchase a sufficient number of the offered shares to pay for our offering expenses. This agreement is not memorialized in a writing. No specific repayment terms have been stated. If less than
10% is sold priority of proceed use will be the same as though 10% is sold.

The category "Offering Expenses" includes legal and accounting expenses.

Management intends to pay "Executive Compensation" even if we only sell 10% of the offered shares. However, our management has also verbally agreed to pay the offering expenses if the offering proceeds are not adequate to pay those expenses. No executive compensation will be paid until at least 10% of the offered shares have been sold.

^
As specified in the chart above, we will allocate any funds raised to concentrate on the infusion pump instead of the Decoria ear piercing device. If we only sell 30% of the shares offered, or less, we will limit the development of the Decoria ear piercing device even further, and spend only funds necessary to continue minimal development of the ear piercing device. The tooling costs specified are costs to construct machine tooling to mass produce the ear piercing device , which is first priority followed by purchase of materials and start of actual production.
^
^Determination of offering price

Factors used to determine share price. The offering price per share of our common stock being offered on a "best efforts" basis has been determined by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues, the share price is not based on past earnings, nor is the share price an indication of the current market value of our assets. No valuation or appraisal has been prepared for the business and potential business expansion of the company.

^Dilution

The following table sets forth the number of shares of common stock we have issued, the total consideration paid and the price per share. The table assumes all of the shares will be sold.

===================== ==================================== ============================ =============
                                  Shares Issued                   Total Consideration    Price Per
                                                                                         Share
                          Number               Percent          Amount        Percent
--------------------- ------------------ ----------------- --------------- ------------ -------------

Shareholders(1)       10,500,000 Shares        89.74%         $555,533.00       8.47%     $0.053
--------------------- ------------------ ----------------- --------------- ------------ -------------

Purchasers of Shares  1,200,000 Shares         10.26%       $6,000,000.00      91.53%     $5.00
--------------------- ------------------ ----------------- --------------- ------------ -------------

Total                 11,700,000 Shares         100%        $6,555,533.00      100%
===================== ================== ================= =============== ============ =============

Stock Value Prior       Existing Stock     Dilution     Total
  to offering          Value after offer   Per Share   Dilution
     5.3                    4.75             .55        $57,750

The following table sets forth the number of shares of common stock we have issued, the total consideration paid and the price per share, assuming only 10%
of the offered shares are sold.

===================== ==================================== ============================ =============
                                  Shares Issued                   Total Consideration    Price Per
                                                                                         Share
                          Number              Percent          Amount        Percent
--------------------- ------------------ ----------------- --------------- ------------ -------------

Shareholders(1)        10,500,000 Shares       98.87%        $555,533.00       48.08%      $0.053

--------------------- ------------------ ----------------- --------------- ------------ -------------

Purchasers of Shares      120,000 Shares        1.13%        $600,000.00       51.92%      $5.00

===================== ================== ================= =============== ============ =============

Total                  10,620,000 Shares        100%         $1,155,533.00    100%

===================== ================== ================= =============== ============ =============

Stock Value Prior       Existing Stock     Dilution     Total
  to offering          Value after offer   Per Share   Dilution
     5.3                    5.23             .07        $7,350

(1) 10,500,000 shares were issued to Alpha Mark, Inc., a Utah corporation, to acquire substantially all of its assets pursuant to an Agreement of Purchase and
Sale of Assets dated September 30, 1999.

                                       10

The public offering price of our common stock in this offering will be substantially higher than the pro forma tangible book value per share of outstanding common stock. Purchasers of shares in this offering will experience immediate and substantial dilution in tangible book value per share, and the existing stockholders will receive a material increase in the tangible book value per share of their shares of common stock

^Selling Security Holders

Not applicable.

^Plan of Distribution

We are offering 1,200,000 shares on a "best efforts" basis. We propose to offer the shares of common stock to the public at the initial public offering price set forth on the cover of this prospectus. The shares will not be sold in an underwritten public offering, and may be purchased by our existing shareholders, as well as by our officers, directors and affiliates. Shares offered or sold to existing shareholders, as well as our officers, directors and affiliates, will be offered and sold on the same terms and conditions as shares offered to the general public. Our officers and directors intend to purchase enough offered shares to pay for the costs of this offering if sufficient funds to pay the offering expenses are not raised by the sale of our common stock to other persons during this offering. Under the Securities Exchange Act of 1934 and applicable SEC regulations, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable
"cooling off" periods prior to the commencement of such distribution.

We have filed a registration statement, of which this prospectus forms a part, with respect to the offer and sale of the shares. There can be no assurance that we will sell any or all of the shares that we desire to sell. We will pay all of the expenses incident to the offering and sale of the shares.

Our officers and directors are not registered broker-dealers and may participate in the offering only to the extent specified by Exchange Act Rule 240.3a4-1 , which provides that an associated person of an issuer of securities shall not be deemed a broker solely by reason of his participation in the sale of securities of such issuer if the associated person is not subject to a statutory disqualification at the time of this participation, is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, is not at the time of his participation an associated person of a broker or dealer, and meets certain other conditions specified in that rule. Our officers and directors will not receive any commissions for the sale of our stock. Each of our officers and directors primarily performs substantial duties for us otherwise than in connection with transactions in securities.

                                       11

We have informed our officers and directors that, during such time as they may be engaged in a distribution of any of the shares we are registering by this
Registration Statement, they are required to comply with Regulation M. In general, Regulation M precludes any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.
Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices.

If we decide to sell shares through brokers or dealers, we will revise our prospectus to disclose the arrangements with the brokers or dealers participating in the offering. Any broker-dealer participating in the offering must first obtain a "no objection" position on the terms of any underwriting compensation from the National Association of Securities Dealers Corporate
Finance Department.

This offering will remain open until all of our offered shares are sold or until
 February 28, 2003 , whichever comes soonest.

^Legal Proceedings

There are no legal actions pending against us and we do not believe anyone has any claims against us that would result in a lawsuit being filed against us.

                                       12

^Directors, Executive Officers, Promoters and Control Persons.

Our directors and principal executive officers are specified on the following table:
======================== ======== ========================= ====================
Name                      Age      Position
------------------------ -------- ------------------------- --------------------
Richard Schioldager       49       president, director      since 9/99 thru 2004
------------------------ -------- ------------------------- --------------------
Harold E. Letson          74       vice president, director since 3/01 thru 2004
------------------------ -------- ------------------------- --------------------
Douglas E. Letson         76       secretary/treasurer      since 9/99 thru 2003
------------------------ -------- ------------------------- --------------------
David C. Brown            57       director                 since 9/99 thru 2003
======================== ======== ========================= ====================

Richard Schioldager is our president and a director. Mr. Schioldager is responsible for the operations of the company as well as for identifying and qualifying possible acquisition candidates; however, no officer, director, promoter, affiliate or associate of the company have had any contact or discussions with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction. From 1990 to
1998, Mr. Schioldager was a self-employed business consultant specializing in the formation and development of business plans and marketing for start-up enterprises. From 1998 to 1999, Mr. Schioldager was the vice president and chief financial officer of Alpha Mark, Inc. and was primarily responsible for the development of disposable ambulatory infusion pumps. ^ He has also held several executive level positions such as chief financial officer of Fabulous
Inns of America 1986-1991 , marketing product manager of ATV Systems
1982-1985 , corporate controller of SNC Inc. 1985-1986 , and divisional controller of Del Webb Corporation 1976-1982 . Mr. Schioldager
holds a Bachelor of Science degree in hotel administration from the University of Nevada Las Vegas.

Harold E. Letson is our vice president of engineering and a director^. From 1992 until joining us in 1998, Mr. Letson was a self-employed independent mortgage broker engaged in financing various real estate projects. Prior to 1992, Mr.
Letson was the owner, responsible managing officer and responsible managing broker of Forsythe Realty, Herbert Hawkins Realty, Forsythe Business Brokers,
and Forsythe Mortgage Co., Inc. There entities sold real estate and businesses.
They also performed the functions of mortgage bankers and mortgage brokers. Mr.
Letson was solely responsible for all activities requiring a real estate brokers license.

                                       13

Douglas E. Letson is our secretary and treasurer. Prior to joining the company in April 1999, Mr. Letson served as secretary and treasurer of Alpha Mark, Inc.
Mr. Letson is a retired entrepreneur and specializes in marketing and promotion.
From 1990 until joining Alpha Mark, Inc. in 1999, Mr. Letson was not active in any business activities.

David C. Brown is a director of the company. Mr. Brown is currently employed by
General Scanning as the Vice President of Manufacturing and has been employed by
General Scanning since 1993. General Scanning develops and manufactures a variety of proprietary high technology optical scanning and measuring devices.
Mr. Brown is responsible for the development and manufacturing of those products. In 1994, he formed C/B Associates with Mr. Cochran to develop the ambulatory infusion technology. Prior to forming C/B Associates, Mr. Brown secured patents on an external blood parameter diagnostic system, and a differential thermal expansion driven implantable pump. From 1985 to 1993, Mr.
Brown worked as Director of Manufacturing at Digilab where he invented, developed, and commercialized multiple medical instruments. Mr. Brown received his education at Harvard University, with double majors in Engineering Science, and Anthropology.

Other key personnel:

Daniel J. Kelly has been a consultant to the company since July 1999. Mr. Kelly has developed marketing strategies and plans for positioning of the Disposable
Ambulatory Infusion Pump. From 1996 to 1998, Mr. Kelly served as president and chief executive officer of Healthwatch Technologies, a manufacturer of non-invasive cardiovascular diagnostic products, and intravenous infusion devices. From 1994 to 1995, Mr. Kelly was executive vice president of sales and was subsequently promoted to president of Block Medical, which specializes in manufacturing electronic infusion pumps. From 1980 to 1994, Mr. Kelly worked for and was promoted to vice president of Worldwide Sales at IMED Corporation, a world leader in infusion devices and disposable administration sets. Mr. Kelly received his Bachelor of Arts from the University of Massachusetts and his
Masters of Business Administration from Suffolk University.

We do not carry "key man" insurance on any of our employees. Our future success will depend on the service of our key personnel and, additionally, our ability to identify, hire and retain additional qualified personnel. There is intense competition for qualified personnel in the medical products field, and there can be no assurance that we will be able to continue to attract and retain such personnel necessary for the development of our business. Because of the intense competition, there can be no assurance that we will be successful in adding personnel as needed to satisfy our staffing requirements. Failure to attract and retain key personnel could have a material adverse effect on our operations. All executive officers and key personnel will spend full time on the matters of Omega Med Corporation.

                                       14

Other than the Letsons, who are brothers, there is no family relationship between any of our officers or directors^. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any officer or director ^ from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with the company so enjoined.

^Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 12, 2002 by (1) each person or entity known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) each of our directors and named executive officers, and (3) all directors and executive officers as a group.

Title of Class   Name and Address of Beneficial  Amount and Nature of Beneficial  Percent of Class
                 Owner                           Owner
---------------- ------------------------------- -------------------------------- ----------------

$.001 par value  Alpha Mark, Inc.                Shareholder                        100%
common stock     a Utah corporation (1)          10,500,000 shares

$.001 par value  All officers and directors      0 shares                             0%
common stock     as a group

(1)  Our officers and directors as a group own approximately 4% of the issued and outstanding shares of Alpha Mark Inc., a Utah corporation.  David Brown owns 420,000 shares of Alpha Mark, Inc. common stock and Richard
     Schioldager owns 6,000 shares of Alpha Mark, Inc. common stock. 6579
     MacArthur Drive Trust (Dorothy Davis principal) owns 3,385,000 shares of
     Alpha Marc Inc common stock.  Debra Trail owns 3,416,330 shares of Alpha
     Mark Inc common stock and Letson Family trust of 1985 (Michael & Michele
     Letson principals) owns 2,500,000 shares of Alpha Marc Inc common stock.
     Alpha Mark, Inc. has approximately 520 shareholders.

Beneficial Ownership. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. ^Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are considered to be beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of
^common stock indicated as beneficially owned by them.

Changes in Control. We are not aware of any arrangements which may result in
"changes in control" as that term is defined by the provisions of Item 403(c) of
Regulation S-B.

                                       15

^Description of Securities

We are authorized to issue 30,000,000 shares of common stock, $.001 par value, each share of common stock having equal rights and preferences, including voting privileges. As of March 12, 2002, 10,500,000 shares of our common stock were issued and outstanding. We are also authorized to designate some of our capital stock as preferred stock. The rights, preferences and privileges of holders of common stock may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Each share of our common stock constitutes an equity interest in the company entitling each shareholder to a pro rata share of cash distributions made to holders of common stock, including dividend payments. The common stock shareholders are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors ^or any other matter, with the result that the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. In the event of liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and any payments due to preferred shareholders. The common stock shareholders do not have any conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Our dividend policy is set by our board of directors. We have never declared or paid a cash dividend on our common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future because we will retain our earnings, if any, for use in our business. Shareholders are entitled to receive dividends ^declared at the sole discretion of our board of directors based on our earnings, capital requirements, financial position, general economic conditions, and other pertinent factors.

Our common stock is subject to "penny stock" rules. The Securities and Exchange
Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00, ^other than securities registered on some national securities exchanges or quoted on the Nasdaq system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document which provides information about penny stocks and the risks of the penny stock market. The broker-dealer also must provide additional information to its customer. Because our common stock is subject to the penny stock rules, purchasers of our common stock may find it more difficult to sell their shares.
There is presently no public market for our common stock.

All of our issued and outstanding common stock is owned by Alpha Mark, Inc., a
Utah corporation. Therefore, our directors, officers and principal shareholders, taken as a group, together with their affiliates, beneficially own all of our common stock and control the company.

                                       16

^Interest of Named Experts and Counsel.

No "expert", as that term is defined pursuant to Regulation Section 228.509(a)
of Regulation S-B, or the Company's "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in the company, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

^Disclosure of Commission Position on Indemnification for Securities Act
Liabilities

Article VI of our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to the company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of such director's duty of loyalty to the company or its security holders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3)
liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or (4) for any transaction from which a director derived any improper personal benefit. Accordingly, the directors of the company may have no liability to the shareholders of the company for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to the shareholders of the company.

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising pursuant to the Securities Act of 1933 is contrary to public policy and, therefore, unenforceable.

^Organization Within Last Five Years

Transactions with Promoters. The incorporator of the company did not receive any compensation from or securities of the company.

                                       17

^Description of Business

We were incorporated under the General Corporation Law of Delaware on April 5,
1999. On September 30, 1999, Alpha Mark, Inc., formerly named Omega Med
Corporation, which had been incorporated in the State of Utah on April 8, 1981, purchased 100% of our stock in exchange for its assets and liabilities, including (1) the rights to market and manufacture a disposable ambulatory infusion pump, and (2) its wholly-owned subsidiary, Decoria, Inc., a Nevada corporation formed on December 3, 1998. On September 30, 1999, we merged with
Alpha Mark, Inc. Richard Schioldager and Harold Letson were control persons of both corporations. No fairness opinion was prepared, and the merger was not the result of arm's-length bargaining. The terms of the merger were determined by
Messrs. Schioldager and Letson, who believed the merger would facilitate the further development of the DAI Pump because it would make the combined entities more attractive to the capital markets. The shareholders of Alpha Mark, Inc.
approved the merger by a vote of 13,310,022 shares in favor to 265,410 shares opposed.

^.

In October, 1999, we acquired the assets of Alpha Mark, Inc., a Utah corporation, which included a patent license agreement which grants us the worldwide rights to the disposable ambulatory infusion pump, or DAI Pump, a medical device which pumps a continuous flow of therapeutic drugs into the blood stream at an adjustable flow rate. The patent license agreement requires us to pay royalties to Ulrich D. Cochran in the amount of 6% on the first $1,000,000 in gross sales; 5% on gross sales over $1,000,000 and up to $3,000,000; 4% on gross sales over $3,000,000 and up to $6,000,000; and 3.5% on gross sales over
$6,000,000. The patent expires, subject to further renewal, in 2015.

Our business plan is to ^produce, distribute and market the disposable ambulatory infusion pump in the United States. Although we are subject to certain Food and Drug Administration, or FDA, requirements that laboratory bench testing be conducted before medical devices such as our disposable ambulatory infusion pump can be marketed, we have successfully completed prior to the last two fiscal years the research and development of the DAI Pump and we have also successfully completed all required laboratory bench testing of the
DAI Pump in a manner that complies with FDA requirements.

                                       18

The 1997 Act also directs the FDA to concentrate its postmarked surveillance on higher risk devices. The 1997 Act also expanded the FDA's pilot program by which the FDA accredits third party experts to conduct the initial review of all low-to-intermediate risk devices, which are devices that the use of which the
FDA believes entail limited health risks to patients. Our disposable ambulatory infusion pump is classified as such a device because it is used outside the patient's body and provides only mechanical pumping of fluids. Specifically, our infusion pump is defined by the FDA as a "Class Four" device. This class of products is rated as having a low to intermediate risk for patients because in the utilization of the pump no penetration of the body occurs. The approval process for our pump by the FDA is specified in FDA Regulation 510K, which requires bench testing to establish reliability of flow rates. We have completed our bench testing and have demonstrated reliable flow rates.

We believe our pumps will qualify for the FDA Regulation 510K exemptions from the more stringent premarket notification process which the FDA requires for most medical devices, which involves significant human clinical trials of medical products before the FDA permits them to be marketed in the United
States. If our infusion pump does not qualify for exemptions from premarket notification, we would be delayed in selling our pumps to the public. If we do not qualify for approval under FDA Regulation 510K, obtaining other required FDA approvals and maintaining ongoing compliance with government requirements would be expensive and would reduce our operating capital significantly.

^ All of the parts of our pump are produced by subcontractors and, therefore, we would require only $600,000 to begin production of our pumps once we obtain FDA approval. We will not generate any revenues until we obtain FDA approval, locate and staff a manufacturing facility and establish a pump assembly operation, using parts from subcontractors but our own assembly employees for labor. We plan to package the pumps ourselves at the production facility, and also store some inventory of completed pumps there.

                                       19

Our key suppliers of subcontracted parts for our DAI Pump are JLO Metal
Products, Brazzel Industries, Cavaform, Crown Chemical, and Dow Chemical. These
specific suppliers were selected by us after we conducted a nationwide search for the various parts needed to assemble the DAI Pump. We inspected each parts fabrication facility to ensure quality and quantity capabilities of these suppliers. Each facility has already produced the parts which we utilized in assembling our pre-production prototype model DAI Pumps. We retain ownership of all the dies and molds for our parts. We plan to negotiate contracts for production quantities of parts after we obtain FDA approval and receive orders for our DAI Pumps.

Many foreign countries do not require any approval in order to sell infusion pumps. In most other countries which require a pre-market testing and approval process, FDA approval also qualifies a medical device for sale, and no further testing is required. We have had discussions with several foreign distributors regarding their distribution of our DAI pump, but at this point they are only expressing a general interest in an ambulatory pump. We do not presently have any distribution agreements or arrangements regarding the DAI pump and do not anticipate entering into any distribution agreements until we obtain FDA approval.

Our wholly owned subsidiary, Decoria, Inc., a Nevada corporation, owns the rights to develop, produce, distribute and market a fully sterilized ear and body-piercing device. This product is not regulated by the FDA. We are also actively seeking companies for acquisition or joint venture whose product lines include medical devices and equipment, which can be developed, produced and marketed by us.

We have not sold any of our pumps yet, and our subsidiary has not sold any of our ear and body-piercing devices.

Administration of Therapeutic Drugs by Infusion. Intravenous, or IV, delivery is standard practice for administering a wide variety of therapeutic drugs.
Infusion is the continuous flow of the drug into the blood stream at a controlled rate regulated by means of a drip system or by a metering pump.
Traditional devices for administering IV delivery include the IV drip, the bedside pump and the ambulatory pump. The ambulatory pump allows the patient to receive the appropriate medication while carrying on normal activities.

In hospitals, programmable electronic pumps are either battery or electrically powered and can be programmed to a complex delivery protocol. For home care, disposable pumps combine a drug reservoir with a driving system and flow control into a single assembly which is discarded after the dose is expended. The use of disposable pumps has been largely limited to high flow rate delivery of antibiotics where one half hour to one hour infusions are acceptable.

                                       20

About the Disposable Ambulatory Infusion Pump. ^The DAI Pump is a syringe-type, calibrated reservoir with a self powered, adjustable flow rate. The DAI Pump may be able to replace expensive electronic and syringe pumps by permitting patients to perform normal activities while receiving IV medication. Our DAI Pump can accommodate many delivery protocols which require continuous infusion of medication over various periods from hours to several days. The disposable pumps currently available on the market cannot accommodate these various protocols. We believe that the DAI Pump's ability to accommodate these delivery protocols will enable us to market the DAI Pump as a replacement for the expensive electronic and syringe pumps that are currently used. Our DAI Pump permits a minimally trained caregiver to safely compound drugs from standard vials and load the pump at the treatment site without intervention by other skilled personnel.

The DAI Pump has advantages over current, balloon-type pumps because the DAI can be adjusted for different drug delivery rates, which also allows for easier filling. The DAI Pump is a more convenient size and shape than the balloon-type pumps, and is unaffected by drug characteristics, making it ideal for the multi-day infusions necessary with many of the most widely used chemotherapy drugs. The DAI Pump also provides an alternative to the bulky bedside IV systems customarily used in hospitals. The DAI Pump is lightweight and designed to be worn by the patient, permitting normal activities while receiving medication.
The DAI Pumps are also used "piggy back" to meter small volumes of drug IV systems.

Ear and Body Piercing. Our wholly owned subsidiary, Decoria, Inc., owns the rights to develop, produce, distribute and market a fully sterilized ear and body-piercing device. We believe that our use of our device reduces the risk of infection, improves alignment of the piercing, and accommodates a greater variety of jewelry. We anticipate that our device will be the only device on the market which offers the customer the option of changing his or her jewelry without compromising the antiseptic state of the pierced hole. We also plan to market additional interchangeable jewelry to customers who purchase the device.
We plan to market the system to beauty salons and major pharmacies and anticipate that all of the practitioners will be certified.

Steps Required in Our "Start-Up" Phase for DAI Pump. Approval by the
FDA normally requires approximately 90 days. Once we obtain FDA approval for our pumps, we must both market our pumps and prepare to manufacture them.
Manufacturing preparations have already begun. We have our pre-production prototypes assembled and we have molds and dies which have successfully produced all parts necessary to produce the pumps. To begin the manufacturing process, month #1 we will locate an assembly facility, at a cost of $30,000, month two place parts orders with suppliers, cost $200,000, month three establish our assembly line process, cost $100,000, month three hire assembly personal, cost
$20,000; month four train assembly personnel, cost $50,000, month five order labels, cartons, etc., cost $60,000; month six install quality control system, begin production, cost $75,000, reserve for miscellaneous $65,000. If less than
$600,000 is raised we will begin production on a scale allowed by capital available. No additional funds are required for product development. Production
& marketing will be a function of capital available through this offering and credit line if available. We also anticipate that it will take approximately six to nine months to get into full scale production once we receive FDA approval for our pump.

                                       21

We have identified several potential assembly sites in San Diego, California.
Assembly of our DAI Pumps is accomplished by a small number of non-skilled employees. A maximum of three hours' training is required for assembly persons, and we believe an adequate workforce exists in the San Diego area.

Marketing the DAI Pump. Disposable infusion pumps are sold to the home and alternative care industries. Initially we will concentrate on the domestic home care industry, specifically targeting home care providers with multiple operations. While we have had inquiries from Japan, Italy, Greece, France,
India, Saudi Arabia and a Chinese-owned company based in the United States to sell our DAI Pump, there are difficulties in distributing the DAI Pump overseas, including foreign currency exchange rate fluctuations, language barriers, possible tariffs and import/export fees, and the difficulties in overseeing foreign distribution. We considered initially concentrating our marketing efforts on entering the European market instead of the United States domestic market with our infusion pump, because we think the regulatory requirements are easier for us to meet in Europe and that European healthcare reimbursement systems are more favorable for marketing the infusion pump. However, we have decided to first seek FDA approval for the DAI Pump before we begin production.

Competition in the DAI Pump market. The market for medical equipment and devices is very competitive, and methods of competition include direct sales to established accounts by distributors and company salespersons; presentation of new products at medical seminars (often hosted or sponsored by large medical device manufacturers), and sales over the Internet. For example, Medtronic, which claims to be the world's leading medical technology company, advertises implantable and other types of drug pumps over the Internet.

                                       22

Infusion Dynamics, Inc., headquartered in Plymouth Meeting, Pennsylvania, is currently advertising a portable electronic infusion pump over the Internet.
They reportedly have recently focused their new product development on the design of miniature infusion pumps. They currently operate facilities with an electronics design and prototyping laboratory, a computer-assisted drafting center, a machine shop, and areas for mechanical and electronic assembly and testing. Again, if Infusion Dynamics, Inc. decided to focus on the development of a DAI Pump, their superior facilities, experience, and available capital would make them very difficult for us to compete against.

Competition in the ear and body piercing system industry. Methods of competition in the ear and body piercing system industry also include direct sales to established accounts by distributors and company salespersons and sales over the Internet. ^For example, Blomdahl Medical currently markets an ear piercing system that features a disposable, sterile, encapsulated cassette.
According to Blomdahl, their system provides protection from blood transmitted viruses and other infections. While most ear piercing guns contain nickel components, Blomdahl's system is designed to be used on persons who are allergic to nickel. A distribution system selling to beauty salons & pharmacies is available to distribute our products. A catalog market is also available as are major manufacturers of ear jewelry.

Despite the significant competition, we believe our DAI Pump will be competitive with existing pump products and we believe our ear piercing device will be competitive with existing ear and body piercing systems. However, we expect to compete with companies which have the expertise which would encourage them to develop and market products directly competitive with those developed and marketed by us. Many of these competitors have greater financial and other resources, and more experience in research and development, than us. Many of them also have pre-existing customer relationships with hospitals, home care facilities, ear and body piercing establishments, and other end-users of our products.

Employees. We currently have 4 employees. Our management anticipates using consultants for business, accounting, engineering, and legal services on an as-needed basis.

Our facilities.  The following table specifies the location, square footage and lease terms for our facilities:
============================ =============================== ===================== ==============
Property                     Description                     Lease                 Rent
---------------------------- ------------------------------- --------------------- --------------
1425 Russ Boulevard          Our laboratory facility - 1300  Month-to-month lease  $1,225/month
San Diego, California 92101  square feet
---------------------------- ------------------------------- --------------------- --------------
3901 Oregon Street           Our additional office space -   Month-to-month lease    $125/month
San Diego, California 92104  125 square feet
============================ =============================== ===================== ==============

                                       23

^Management's Discussion and Analysis of Financial Condition and Results of
Operations

This prospectus specifies forward-looking statements of management of the company ("forward-looking statements") including, without limitation, forward-looking statements regarding our expectations, beliefs, intentions and future strategies. Forward-looking statements are statements that estimate the happening of future events and are not based on historical facts.
Forward-looking statements may be identified by the use of forward-looking terminology, such as "could", "may", "will", "expect", "shall", "estimate",
"anticipate", "probable", "possible", "should", "continue", "intend" or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in this prospectus have been compiled by management of the company on the basis of assumptions made by management and considered by management to be reasonable. Future operating results of the company, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.

No assurance can be given that any of the assumptions relating to the forward-looking statements specified in this report are accurate, and we assume no obligation to update any such forward-looking statements.

General. We plan to negotiate and enter into marketing agreements appropriate distributors and marketing agents for our two initial products, a
DAI Pump and an ear and body piercing device. We do not have any understandings with any distributors or marketing agents at present. We do not anticipate significant - expenditures on acquisition or development of other products during the current fiscal year.

                                       24

Our business will expose us to potential product liability risks that are inherent in the testing, manufacturing and marketing of medical products. We do not have product liability insurance, and there can be no assurance that we will be able to obtain or maintain such insurance on acceptable terms or, if obtained, that such insurance will provide adequate coverage against potential liabilities. We face an inherent business risk of exposure to product liability and other claims in the event that the development or use of our technology or products is alleged to have resulted in adverse effects. Such risk exists even with respect to those products that are manufactured in licensed and regulated facilities or that otherwise possess regulatory approval for commercial sale.
There can be no assurance that we will avoid significant product liability exposure. There can be no assurance that insurance coverage will be available in the future, on commercially reasonable terms; or that such insurance will be adequate to cover potential product liability claims; or that a loss of insurance coverage would not materially adversely affect our business, financial condition and results of operations. While we have taken, and will continue to take, what we believe are appropriate precautions, there can be no assurance that we will avoid significant liability exposure. An inability to obtain product liability insurance at acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of products developed by the Company. A product liability claim could have a material adverse effect on our business, financial condition and results of operations.

Our strategy for growth is substantially dependent upon our ability to market and distribute products successfully. Other companies, including those with substantially greater financial, marketing and sales resources, compete with the
Company, and have the advantage of marketing existing products with existing production and distribution facilities. There can be no assurance that we will be able to market and distribute products on acceptable terms, or at all. Our failure to market our products successfully could have a material adverse effect on our business, financial condition or results of operations.
The medical products industry has been under increasing scrutiny by various state and federal regulatory agencies. We require FDA approval to produce the
DAI Pump, and we may be also be subject to various forms of other government regulations, including consumer safety laws and environmental safety laws. Any future violation of, or the cost of compliance with, these laws and regulations could have a material adverse effect on our business, financial condition and results of operations.

The medical products industry is rapidly changing through the continuous development and introduction of new products. Our strategy for growth is substantially dependent upon our ability to successfully introduce the DAI Pump.
Accordingly, our ability to compete may be dependent upon our ability to enhance and improve our products continually. There can be no assurance that competitors will not develop technologies or products that render our products obsolete or less marketable. We may be required to adapt to technological changes in the industry and develop products to satisfy evolving industry or customer requirements, any of which could require the expenditure of significant funds.
At this time, we do not have a source of commitment for such funds. Continued
refinement and improvement costs are risks inherent in new product development, including unanticipated technical or other problems which could result in material delays in product commercialization.

                                       25

Liquidity and Capital Resources. Our only known current sources of capital are the proceeds from this offering and cash currently maintained in our bank accounts. We require at least $600,000 to begin production of the DAI Pump and our only current source for those funds is the sale of our securities.

Results of Operations.  We have not yet realized any revenue from operations.

Our plan of operation. We will ^present our DAI Pump to health care providers,
AIDS clinics and physicians to acquire purchase contracts. We will negotiate manufacturing agreements with subcontractors and packagers. We will complete our operating budgets for tooling and production in anticipation of in-house component manufacture after we have begun a pilot manufacturing program with subcontractors.  No funds are required for research & development.  By scaling production in accord with funds available less than full scale production will enable us to grow without additional capital.  No additional funds are required within the next 12 months.  No significant purchases of plant or equipment is planned.

Our plan of operation depends on raising sufficient capital to complete our marketing and manufacturing requirements. Under the terms of our patent license agreement for the DAI Pump, we are required to make minimum royalty payments of
$50,000 each quarter beginning at the date of the first sale of the DAI Pump or other licensed products.

^Description of Property

Property held by the company. The consolidated financial statements filed as exhibits to this registration statement include the accounts of the company and our wholly-owned subsidiary, Decoria, Inc. All significant intercompany transactions have been eliminated. As of the dates specified in the following table, we held the following property:

====================================== ===========================
         Property                      December 31, 2001
-------------------------------------- ---------------------------

Cash and equivalents                   $123,582.00
-------------------------------------- ---------------------------

Furniture and Equipment                $110,090.00
====================================== ===========================

We define cash equivalents as all highly liquid investments with a maturity of 3 months or less when purchased. We do not presently own any interests in real estate. ^

Therefore it is more practical for us to begin full scale production even though a more limited production is feasible.

                                       26

^Certain Relationships and Related Transactions

Related Party Transactions. There have been no related party transactions which would be required to be disclosed pursuant to Item 404 of Regulation S-B, except for the following:

On or about September 30, 1999, we entered into an Agreement of Purchase and
Sale of Assets with Alpha Mark, Inc., for the purpose of acquiring substantially all of the assets of Alpha Mark, Inc. At that time, our directors and officers were officers and directors of Alpha Mark, Inc.

Specifically, we were incorporated under the General Corporation Law of Delaware on April 5, 1999. On September 30, 1999, Alpha Mark, Inc., formerly named Omega
Med Corporation, which had been incorporated in the State of Utah on April 8,
1981, purchased 100% of our stock in exchange for its assets and liabilities, including (1) the rights to market and manufacture a disposable ambulatory infusion pump, and (2) its wholly-owned subsidiary, Decoria, Inc., a Nevada corporation formed on December 3, 1998. On September 30, 1999, we merged with
Alpha Mark, Inc. Richard Schioldager and Harold Letson were control persons of both corporations. No fairness opinion was prepared, and the merger was not the result of arm's-length bargaining. The terms of the merger were determined by
Messrs. Schioldager and Letson, who believed the merger would facilitate the further development of the DAI Pump because it would make the combined entities more attractive to the capital markets. The shareholders of Alpha Mark, Inc.
approved the merger by a vote of 13,310,022 shares in favor to 265,410 shares opposed. ^. In October, 1999, we acquired the assets of Alpha Mark, Inc., a Utah corporation, which included a patent license agreement which grants us the worldwide rights to the disposable ambulatory infusion pump, or DAI Pump, a medical device which pumps a continuous flow of therapeutic drugs into the blood stream at an adjustable flow rate. The patent license agreement requires us to pay royalties to Ulrich D. Cochran (who was formerly the vice president of the
Company, but who is no longer an officer of the Company) in the amount of 6% on the first $1,000,000 in gross sales; 5% on gross sales over $1,000,000 and up to
$3,000,000; 4% on gross sales over $3,000,000 and up to $6,000,000; and 3.5% on gross sales over $6,000,000. The patent expires, subject to further renewal, in
2015.

^Market for Common Equity and Related Stockholder Matters

No Public Market. There is currently no public market for any of our securities, including our common stock. We do not participate on any electronic quotation system or any regional or national stock exchange. No sale of common equity pursuant to Rule 144 is anticipated.

Rule 144 defines specific circumstances in which a person will be deemed not to be engaged in a distribution and, therefore, not to be an underwriter as defined in Section 2(a)(11) of the Securities Act. Rule 144 provides objective criteria for determining whether a person who sells restricted securities will be deemed not to be engaged in a distribution and, therefore, not an underwriter thereof.

                                       27

With the benefit of Rule 144, affiliates and non affiliates of the Company who comply with all of the terms and conditions of Rule 144 can safely rely upon
Section 4(1) of the Act for their part in any sales transaction. Any person claiming the protection of Rule 144 must prove that the contemplated sale is made in accordance with all of the provisions of Rule 144. A person who sells in accordance with all of the conditions of Rule 144 is deemed not to be engaged in a distribution and may, therefore, claim an exemption pursuant to the provisions
Section 4(1) of the Act. The provisions of Paragraph (d) of Rule 144 specifies certain conditions which must be satisfied to enable any person who sells restricted securities of the Company for his or her own account to not be deemed to be engaged in a distribution of such securities and, therefore, not to be an underwriter thereof within the meaning of Section 2(11) of the Act. The conditions referred to in Paragraph (d) of Rule 144 depend on whether sales are to be made by a non affiliate or an affiliate of the Company, and all of the conditions of that Rule 144 must be satisfied at the time of any proposed transfer of shares. As 10,500,000 shares of our common stock were issued to
Alpha Mark, Inc., a Utah corporation, to acquire substantially all of its assets pursuant to an Agreement of Purchase and Sale of Assets dated September 30,
1999, it is an affiliate of the Company. For an affiliate such as Alpha Mark, those conditions are:

(1) there must be available adequate current public information with respect to the Company, i.e., all reports required to be filed by the Company pursuant to the provisions of the Securities Exchange Act of 1934, as from time to time amended, during the 12 months preceding the proposed sale have been filed;

(2) the amount of all shares of the Company's common stock sold by each such person within the 3 months immediately preceding the proposed sale must not exceed the greater of (a) 1% of the Company's outstanding common stock as indicated by the then most recent report or statement published by the Company, or (b) the then average weekly reported volume of trading in the Company's common stock as reported through the automatic quotation system of a registered securities association during the 4 calendar weeks preceding the filing of the
Form 144 noticing the proposed sale of the appropriate number of the Shares;

(3) the appropriate number of the Subject Shares must be sold in a "brokers'
transaction" within the meaning specified by the provisions of Section 4(4) of the Securities Act of 1933 or in a transaction directly with a "market maker,"
as that term is defined by the provisions of Section 3(a)(38) of the Securities
Exchange Act of 1934, and each such person must not (a) solicit or arrange for the solicitation of orders to purchase those Subject Shares in anticipation of or in connection with the proposed sale, or (b) make any statement in connection with the offer or sale of those Subject Shares to any person other than the broker who executes the order to sell those Subject Shares; and

(4) Three copies of a notice on Form 144 must be filed with the Securities and
Exchange Commission at its principal office in Washington, D.C.

                                       28

Reports to Security Holders. We will be a reporting company with the Securities and Exchange Commission upon the effectiveness of this registration statement.
The public may read and copy any materials filed with the Securities and
Exchange Commission at their Public Reference Room at 450 Fifth Street N.W.,
Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The Securities and
Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically. The address of that site is http://www.sec.gov. We currently maintain our own Internet address at www.omega-med.com. Our website is currently under construction.

We anticipate adopting a stock option plan and reserving 2,500,000 shares of our common stock for issuance to satisfy the exercise of options under that plan.
The stock option plan will be designed to retain qualified and competent officers, employees, and directors. A committee of our board of directors shall administer the stock option plan and the board of directors will be authorized, in its sole and absolute discretion, to grant options to all eligible employees of the company, including officers, and to our directors, whether or not those directors are also employees of the company. Our board of directors shall also determine the terms, conditions and exercise prices of options granted under the stock option plan.

^Executive Compensation - Remuneration of Directors and Officers.

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our board of directors. Officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on behalf of the company.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities payable to our chief executive officer and our other executive officers whose total annual salary and bonus is anticipated to exceed $50,000 during the year ending December 31, 2002.
Our board of directors may adopt an incentive stock option plan for its executive officers which would result in additional compensation.

=================================== ======= ========== ========== ================= =============
Name and Principal Position         Year    Annual     Bonus ($)  Other Annual      All Other
                                            Salary($)             Compensation ($)  Compensation
----------------------------------- ------- ---------- ---------- ----------------- -------------

Richard Schioldager, president      2001     None      None       None              None
                                    2002    $48,000    None       None              None
----------------------------------- ------- ---------- --------- ------------------ -------------

Harold E. Letson, vice-president    2001     None      None       None              None
                                    2002    $48,000    None       None              None
----------------------------------- ------- ---------- ---------- ----------------- -------------

Douglas E. Letson, secretary,       2001     None      None       None              None
treasurer                           2002    $36,000    None       None              None

=================================== ======= ========== ========== ================= =============

                                       29

Compensation to our directors. Directors who are also employees of the company receive no extra compensation for their service on our board of directors^.

Employment contracts.  We anticipate entering into an employment contract^ with
Richard Schioldager^.

The following chart specifies the remuneration paid to our officers for the years ended December 31, 2000 and December 31, 2001:

====================== ================================== ===========================
Name of individual     Capacities in which remuneration   Aggregate remuneration
 or Identity of Group  was received
---------------------- ---------------------------------- ---------------------------
Richard Schioldager    president                          2000: $48,000   2001: None
---------------------- ---------------------------------- ---------------------------
Ulrich Cochran         vice-president                     2000: $48,000   2001: None
---------------------- ---------------------------------- ---------------------------
Douglas Letson         secretary/treasurer                2000: $36,000   2001: None
---------------------- ---------------------------------- ---------------------------
                       All executive officers as a group  2000: $132,000  2001: None
====================== ================================== ===========================

Mr. Cochran is no longer an officer of the company.

                                       30

Financial Statements
--------------------

                              Omega-Med Corporation
                          (A Development Stage Company)

                              Financial Statements

^ Changes in and Disagreements with Accountants on Accounting and Financial
Disclosure

There have been no changes in or disagreements with the company's accountants since the formation of the Company required to be disclosed pursuant to Item 304 of Regulation S-B.

                          Independent Auditors' Report

To The Board of Directors of
Omega-Med Corporation

We have audited the accompanying consolidated balance sheets of Omega-Med
Corporation (a development stage company) and subsidiary as of December 31,
2001, and 2000 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the years ended December 31, 2001 and
2000, and periods April 5, 1999 (inception) to December 31, 1999 and 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of
Omega-Med Corporation (a development stage company) as of December 31, 2001 and
2000, and the consolidated results of its operations and its cash flows for the year ended December 31, 2001 and 2000, and the periods from April 5, 1999
(inception) to December 31, 1999 and 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the consolidated financial statements, the Company has suffered losses from operations that raises substantial doubt about its ability to continue as going concern. Management's plans in regard to these matters are also described in
Note 8. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                              Peterson & Co.
July 31, 2002
San Diego, CA

                             OMEGA MED CORPORATION
                         (A Development Stage Company)
                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS
                                                       December 31,
                                          ---------------------------------------------
                                                 2001                    2000
                                          ---------------------   ---------------------

Current assets
Cash and cash equivalents                        $ -                     $ 5,506
Prepaid expenses                                   -                        -
Advances and other current assets                  -                    2,456
                                          ---------------------   ---------------------
Total current assets                               -                    7,962

Property and equipment, net                        -                  106,703
Licensed technology, net                           -                  159,763
                                          ---------------------   ---------------------
Total assets                                     $ -                    $ 274,428
                                          =====================   =====================

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable                                 $ 2,009                 $ 2,890
Other accrued liabilities                         24,308                  21,658
                                          ---------------------   ---------------------
Total liabilities                                 26,317                  24,548
                                          ---------------------   ---------------------
Shareholders' equity
Common stock, $.001 par value; 30,000,000
        shares
authorized; 10,500,000 shares issued and
        outstanding                              10,500                    10,500
Common stock subscribed, 6,900 and 5,900
        shares, respectively                          7                         6
Additional paid-in-capital                      558,431                   553,432
Deficit accumulated during the development
        stage                                  (595,255)                 (314,058)
                                           ---------------------   ---------------------
Total shareholders' equity                      (26,317)                  249,880
                                           ---------------------   ---------------------
Total liabilities and shareholders' equity         $ -                  $ 274,428
                                           =====================   =====================

                                      F-1

                             OMEGA MED CORPORATION
                         (A Development Stage Company)
                         CONSOLIDATED INCOME STATEMENT

                                                     For the                            April 5, 1999
                                                    Year Ended                         (Inception) to
                                          December 31,      December 31,       December 31,      December 31,
                                            2001              2000               1999               2001
                                     -----------------  ----------------  -----------------  -----------------
Revenues                                   $ -               $ -              $ 931              $ 931
Cost of Sales                                -                 -                450                450
                                     -----------------  ----------------  -----------------  -----------------
Gross Profit                                 -                 -                481                481

Operating expenses
General and administrative               24,187           181,856           108,766            314,809
Research and development                     -              3,875               472              4,347
Loss from inventory write-down               -                 -             17,113             17,113
Loss from impairment of assets          254,348                -                  -            254,348
                                     -----------------  ----------------  -----------------  -----------------
Total expenses                          278,535           185,731           126,351            590,617
                                     -----------------  ----------------  -----------------  -----------------
Loss from operations                   (278,535)         (185,731)         (125,870)          (590,136)

Other income (expense)
Other income                                 -                743                -                 743
Casualty loss                            (1,062)                -                -              (1,062)
                                     -----------------  ----------------  -----------------  -----------------
Total other income (expense)              (1,062)             743                -                (319)
                                     -----------------  ----------------  -----------------  -----------------
Loss before provision for income taxes  (279,597)        (184,988)         (125,870)          (590,455)

Provision for income taxes                 1,60 0            1,600             1,600              4,800
                                     -----------------  ----------------  -----------------  -----------------
Net loss                             $ (281,197)       $ (186,588)       $ (127,470)        $ (595,255)
                                     =================  ================  =================  =================

Net loss per share                   $  (0.0268)       $  (0.0178)       $  (0.0121)        $  (0.0567)
                                    =================  ================  =================  =================

                                      F-2

                             OMEGA MED CORPORATION
                         (A Development Stage Company)
                        CONSOLIDATED CASH FLOW STATEMENT

                                             Common Stock            Common Stock     Additional
                                           $.001 Par Value            Subscribed        Paid-in    Accumulated
                                       ----------------------  ---------------------
                                         Shares      Amount      Shares      Amount     Capital      Deficit     Total
                                       ----------  ----------  ----------  ---------   ----------   --------    ---------

                                                                                                                                                                                  $
Common stock issued in acquisition     10,500,000    $ 10,500       -        $  -       $ 525,138       -       $ 535,638

Net loss incurred during
   development stage operations                -           -        -           -              -   (127,470)     (127,470)
                                       ----------  ----------  ----------  ---------   ----------   --------    ---------

Balance, December 31, 1999             10,500,000      10,500       -           -         525,138  (127,470)      408,168

Common stock subscribed
                                               -           -     5,900           6         28,294        -         28,300

Net loss incurred during
   development stage operations
                                               -           -        -           -              -   (186,588)     (186,588)
                                       ----------  ----------  ----------  ---------   ----------  --------     ---------

Balance, December 31, 2000             10,500,000      10,500    5,900           6        553,432  (314,058)      249,880

Common stock subscribed
                                               -           -     1,000           1          4,999        -          5,000

Net loss incurred during
   development stage operations
                                               -           -        -           -              -   (281,197)     (281,197)
                                       ----------  ----------  ----------  ---------   ----------  --------    ---------

Balance, December 31, 2001            10,500,000     $ 10,500   6,900        $   7      $ 558,431  $(595,255)    $(26,317)
                                       ==========  ==========  ==========  =========   ==========  ========    =========

                                      F-3

                             OMEGA MED CORPORATION
                         (A Development Stage Company)
           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                  For the                       April 5, 1999
                                                                 Year Ended                     (Inception) to
                                                       December 31,      December 31,    December 31,      December 31,
                                                          2001             2000              1999              2001
                                                     ---------------- ----------------  ----------------  ----------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                             $ (281,197)       $ (186,588)       $ (127,470)       $ (595,255)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization                            11,056            41,011            10,252            62,319
Inventory write-down                                         -                 -             17,113            17,113
Impairment loss                                         254,348                -                 -            254,348
Casualty loss                                             1,062                -                 -              1,062
Write-off of bad debts                                        -                -                570               570
(Increase) decrease in operating assets,
excluding effects of purchase acquisition
Inventory                                                     -                -             (2,600)           (2,600)
Prepaid expenses                                              -             1,369            (1,369)               -
Advances and other assets                                 2,456               (62)             (296)            2,098
Increase (decrease) in operating liabilities,
excluding effects of purchase acquisition
Accounts payable                                           (881)          (24,716)            5,259           (20,338)
Accrued expenses and other liabilities                    2,650            13,047             8,611            24,308
                                                       ---------------- ----------------  ----------------  ----------------
      Net cash used in operating activities             (10,506)         (155,939)          (89,930)         (256,375)
                                                       ---------------- ----------------  ----------------  ----------------

CASH FLOWS FROM INVESTING ACTIVITIES
Refund of tooling purchase                                     -            2,548                 -             2,548
Cash of acquired subsidiary                                    -                -             2,263             2,263
                                                        ---------------- ----------------  ----------------  ----------------
      Net cash provided by investing activities                -            2,548             2,263             4,811
                                                        ---------------- ----------------  ----------------  ----------------

CASH FLOWS FROM FINANCING ACTIVITIES
Subscription of common stock                               5,000           28,300                 -            33,300
Issuance of common stock                                       -                -           218,264           218,264
                                                         ---------------- ----------------  ----------------  ----------------
      Net cash provided by financing activities            5,000           28,300           218,264           251,564
                                                         ---------------- ----------------  ----------------  ----------------

Net increase in cash                                      (5,506)        (125,091)          130,597                 -

Cash, beginning of period                                  5,506          130,597                 -                 -
                                                          ---------------- ---------------- ----------------   ----------------
Cash, end of period                                           -             5,506           130,597                 -
                                                          ================ ================  ================  ================

SUPPLEMENTAL DISCLOSURES
Income tax paid                                              $ -              $ -             $ 300             $ 300
                                                           ================ ================  ================  ================
Interest paid                                                $ -              $ -               $ -               $ -
                                                           ================ ================  ================  ================

NONCASH FINANCING ACTIVITIES
Common stock issued in exchange for net asset                $ -              $ -         $ 317,374         $ 317,374
                                                           ================ ================  ================  ================

                                      F-4

                              Omega-Med Corporation
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements

Note 1 - The Company

Omega-Med Corporation was incorporated in the state of Delaware on April 5,
1999. On September 30, 1999, Alpha Mark, Inc. (formerly Omega Med Corporation), incorporated in the state of Utah on April 8, 1981, purchased 100% of the common stock of Omega-Med Corporation. Under the terms of the Agreement, Alpha Marks agreed to sell all of its assets and liabilities, including a wholly owned subsidiary Decoria, Inc., incorporated in the state of Nevada on December 3,
1998, and rights to a disposable ambulatory infusion pump. On September 30,
1999, Omega-Med Corporation, the surviving corporation merged into Alpha Mark,
Inc. Omega-Med Corporation (the "Company") and subsidiary were organized for the research and development of medical devices and to manufacture, market and distribute health care products.

The Company is in the development stage and its efforts through December 31,
2001 have been principally devoted to organizational activities, marketing efforts and research and development. The success of the Company's future operations is dependent upon the Company's ability to successfully identify, develop and market its products and obtain the necessary capital to achieve its goals. The Company's management anticipates incurring additional losses as it pursues its research and development activities.

Note 2 - Summary of Significant Accounting Policies

Basis of Financial Statement Presentation

The accompanying consolidated financial statements include the accounts of the
Company and its wholly owned subsidiary, Decoria, Inc. All significant intercompany transactions have been eliminated.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

Property and Equipment

Property and equipment are recorded at cost less depreciation. Depreciation is accounted for on the straight-line method based on estimated useful lives.
Betterments and large renewals, which extend the life of an asset are capitalized; whereas, maintenance and repairs and small renewals are expensed as incurred.

The Company assesses whether its property and equipment are impaired as required by SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for
Long-Lived Assets to be Disposed Of, based on an evaluation of undiscounted projected cash flows through the remaining amortization period. Impairment, if any, is based on the excess of the property and

                                      F-5

Note 2 - Summary of Significant Accounting Policies (Continued)

equipment's carrying amount over the estimated fair value of the asset. At
December 31, 2001, the Company recognized a loss from impairment of assets in the amount $104,570.

Reclassifications

Certain reclassifications have been made in the 2000 financial statements to conform to the 2001 presentation.

Intangible Assets

Intangible assets represent licensed technology recorded in connection with the purchase of Omega-Med Corporation common stock in exchange for the assets and liabilities of Alpha Mark, Inc. on September 30, 1999. This licensed technology was amortized using the straight-line method over 7 years. Amortization expense for the years ended December 31, 2001 and 2000 was $9,985 and $39,941, respectively and $9,985 and $59,911 for the periods April 5, 1999 (inception) to
December 31, 1999 and 2001, respectively.

The Company assesses whether its intangible assets are impaired as required by
SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for
Long-Lived Assets to be Disposed Of, based on an evaluation of undiscounted projected cash flows through the remaining amortization period. Impairment, if any, is based on the excess of the intangible asset's carrying amount over the estimated fair value of the asset. At December 31, 2001, the Company recognized a loss from impairment of assets in the amount $149,778.

Revenue Recognition

The Company recognizes revenues upon transfer of title.

Research and Development

Research and development costs are charged to expense as incurred.

Advertising Costs

The Company expenses the costs of advertising in the period in which the costs are incurred. Advertising expense was $0 for the years ended December 31, 2001 and 2000 and for the periods April 5, 1999 (inception) to December 31, 1999 and
2001.

                                      F-5

Note 2 - Summary of Significant Accounting Policies (Continued)

Income Taxes

The Company accounts for income taxes under SFAS No. 109, Accounting for Income
Taxes. This statement requires an asset and liability approach to account for income taxes. The Company provides deferred income taxes for temporary differences that will result in taxable or deductible amounts in future years based on the reporting of certain costs in different periods for financial and income tax purposes.

Loss Per Share of Common Stock

The loss per share of common stock for the years ended December 31, 2001 and
2000, and for the periods April 5, 1999 (inception) to December 31, 1999 and
2001 is based on the weighted average number of shares of common stock outstanding during the period. Earnings per share for the periods prior to the merger on September 30, 1999 are restated to reflect the number of equivalent shares issued prior to the acquisition.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.

Note 3 - Property and Equipment

Property and equipment consist of the following at December 31, 2001 and 2000:

                                                  2001               2000

         Equipment                           $       -      $         2,123
         Office equipment                            -                3,228
         Tooling costs                               -              103,427
                                                     -              108,778
         Less accumulated depreciation               -               (2,075)

         Property and equipment, net         $       -      $       106,703

Depreciation expense for the years ended December 31, 2001 and 2000 was $1,071 and $1,070, respectively and $267 and $2,408 and $ for the periods April 5, 1999
(inception) to December 31, 1999 and 2001, respectively.

Note 4 - Capitalization

Common Stock

The Company has authorized the issuance of 30,000,000 shares of common stock, par value $.001 per share. On September 30, 1999, Alpha Mark, Inc. (formerly
Omega Med Corporation) purchased 10,500,000 shares of common stock of Omega-Med
Corporation in exchange for cash in the amount of $218,264 and other assets and liabilities with historical cost of $317,374 for a total amount of $535,638.

Common Stock Subscribed

During the year ended December 31, 2000, the Company received cash in the amount of $28,300 for 5,900 shares of common stock subscribed. During the year ended
December 31, 2001, the Company received cash in the amount of $5,000 for 1,000 shares of common stock subscribed.

Note 5 - Acquisition

On September 30, 1999, the Company entered into an Asset Purchase and Sale
Agreement with Alpha Mark, Inc. ("Alpha"), a Utah corporation. Under the terms of the agreement, Alpha acquired 10,500,000 shares of the Company's common stock in exchange for assets and liabilities of Alpha Mark, Inc., including a wholly owned subsidiary Decoria, Inc., and rights to a Patent License Agreement. The acquisition was accounted for as a reverse merger since Alpha Mark Inc.'s shareholders received a majority interest in the combined entity. Prior to the acquisition, there were no adjustments made to the fair value of the historical cost of the assets and liabilities exchanged, which were transferred and carried forward at historical cost. The operations of Alpha Mark, Inc. were consolidated beginning on the date of the acquisition. Revenues and net loss for Decoria,
Inc. for the period January 1, 1999 to September 30, 1999 (unaudited), prior to the reverse merger were as follows:

         Revenues        $   2,801
         Net loss        $  49,223

                                      F-6

Note 6 - Income Taxes

At December 31, 2001, the Company has a net operating loss carryforward for tax purposes of approximately $218,500 which expires through the year 2017. The
Internal Revenue Code contains provisions, which may limit the loss carryforward available if significant changes in shareholder ownership of the Company occur.

The components of the provisions for income taxes for the years ended December
31, 2001 and 2000 and for the periods April 5, 1999 (inception) to December 31,
1999 and 2001 are as follows:

                                    Year ended            April 5, 1999 (inception) to
                                   December 31,                   December 31,
                                2001            2000           1999          2001
         Current
              Federal         $   -            $   -        $   -           $   -
              State             1,600            1,600        1,600           4,800
                                1,600            1,600        4,800
         Deferred
              Federal             -                -            -               -
              State               -                -            -               -
                                  -                -            -               -
         Provision for
              income taxes    $ 1,600          $ 1,600      $ 1,600         $ 4,800

The components of the net deferred tax asset at December 31, 2001 and 2000 were as follows:

                                                  2001               2000
         Deferred tax assets
              Start-up costs                    $ 27,400            $ 27,400
              Organization costs                   2,200               2,200
              Net operating losses                78,000              93,700
              Amortization                        27,400              23,700
                                                 135,000             147,000
         Deferred tax liabilities
              Depreciation                           400                 400
              State income taxes                   2,500               2,700
                                                   2,900               3,100

         Net deferred tax assets                 132,100             143,900
         Less valuation allowance               (132,100)           (143,900)
                                                $     -            $      -

                                      F-8

Note 7 - Patent License Agreement

In connection with the purchase of Omega-Med Corporation common stock in exchange for the assets and liabilities of Alpha Mark, Inc. on September 30,
1999, the Company obtained the rights to an ambulatory infusion pump from a
Patent License Agreement dated May 15, 1998 between Alpha Mark, Inc. and members of the board of directors of the Company. Under the terms of the agreement, royalties are due at the rate of 6% of sales up to $1,000,000, 5% on the sales between $1,000,000 and $3,000,000, 4% on the sales between $3,000,000 and
$6,000,000, and 3.5% of all sales over $6,000,000. The Company is required to make minimum royalty payments of $50,000 each quarter, beginning at the date of the first sale of licensed product.

Note 8 - Uncertainty: Going Concern

As reported in the consolidated financial statements, the Company has a deficit accumulated during the development stage of $595,255 at December 31, 2001 and has incurred a loss from operations of $281,197 for the year ended December 31,
2001. These matters create uncertainty about the Company's ability to continue as a going concern. The Company's continued existence is dependent upon the
Company's ability to obtain adequate capital to fund operating losses until it becomes profitable.

In order to continue as a going concern, develop and increase sales and achieve a profitable level of operations, the Company will need, among other things, additional capital resources. Management's plan to obtain such resources for the
Company include raising capital through sales of common stock and implementing a cost cutting strategy. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                                      F-9

                          OMEGA MED CORPORATION
                         (A Development Stage Company)
                          CONSOLIDATED BALANCE SHEETS
                                   Unaudited

                                                                       June 30,      June 30,
                                                                     ---------------------------
                                                                         2002          2001
                                                                     ---------------------------

                                     ASSETS

Current Assets
   Cash and Cash Equivalents                                                     -        2,134
   Prepaid Expenses                                                              -            -
   Advances and other current assets                                             -        1,477
                                                                     ---------------------------
      Total current assets                                                       -        3,611

Property and equipment, net                                                      -      104,627
Licensed technology, net                                                         -      139,794
                                                                     ---------------------------

      Total assets                                                             $ -      248,032
                                                                     ===========================

                      LIABILITIES AND SHAREHOLDERS EQUITY

Current liabilities
   Accounts payable                                                          2,009        3,417
   Other accrued liabilities                                                24,308       22,708
                                                                     ---------------------------
      Total liabilities                                                     26,317       26,125

Shareholders' equity
   Common stock, $.001 par value; 30,000,000 authorized
     shares; 10,500,000 shares issued and outstanding                       10,500       10,500
   Common stock subscribed, 6,900 shares                                         7            7
   Additional paid in capital                                              558,431      558,431
   Deficit accumulated during development stage                           (595,255)    (347,031)
                                                                     ---------------------------

      Total shareholders equity                                            (26,317)     221,907
                                                                     ---------------------------

Total liabilities and shareholders' equity                                     $ -     $248,032
                                                                     ===========================

                                      F-1

                             OMEGA MED CORPORATION
                         (A Development Stage Company)
                         CONSOLIDATED INCOME STATEMENT
                                   Unaudited

                                            Six Months Ended                        April, 5 1999
                                             June 30, 2002       June 30, 2001      (inception) to
                                                                                    June, 30 2002
                                            ---------------     ----------------   ----------------

Revenues                                            0                  0                $ 931

Cost of sales                                       0                  0                  450
                                            ---------------     ----------------   ----------------
Gross Profit                                        0                  0                  481

Operating Expenses
   General and administrative                                      32973              314,809
   Research and development                                            0                4,347
   Loss from inventory write-down                                                      17,113
   Loss from impairment of assets                                                     254,348
                                            ---------------     ----------------   ----------------
      Total Expenses                                               32973              590,617
                                            ---------------     ----------------   ----------------
Loss from Operation                                 0             -32973             (590,136)

Other Income (expense)

   Other Income                                                        0                  743
                                            ---------------     ----------------   ----------------
   Casualty Loss                                                                       (1,062)
                                            ---------------     ----------------   ----------------
Total Other Income (expense)                        0                  0                 (319)
                                            ---------------     ----------------   ----------------
Loss before provision for income tax                0           $(32,973)          $ (590,455)
                                            ===============    =================   ================
Provision for income tax                            0                  0                4,800
                                            ===============    =================   ================
Net loss                                            0             -32973           $ (595,255)
                                            ===============    =================   ================
Net Loss per share                                  0           -0.00031            $ (0.0567)
                                            ===============    =================   ================

                                      F-2

                             OMEGA MED CORPORATION
                         (A Development Stage Company)
                     CONSOLIDATED INCOME STATEMENT

                                                                            5-Apr-99
                                                    Six Months Ended      (inception) to
                                                         June 30,             30-Jun
                                                   -------------------   ----------------
                                                     2002        2001         2002
                                                   -------------------   ----------------

CASH FLOWS FROM OPERATIONS
   Net Loss                                           0       (32,973)      (595,255)
   Adjustments to reconcile net loss to net
      cash used in operating activities:
        Depreciation and amortization                          22,045         62,319
        Loss from inventory write down                                        17,113
         Casualty Loss                                                         1,062
         Impairment Loss                                                     254,348
        Write off of bad debt                                                    570
   (Increase) decrease in operating assets
     excluding effects of purchase acquisition
        Inventory                                                             (2,600)
        Prepaid expenses                                                          -
       Advances and other assets                                 979           2,098
   Increase (decrease) in operating liabilities
     excluding effects of purchase acquisition
        Accounts payable                                         527         (20,338)
        Accrued expenses and other liabilities                 1,050          24,308
                                                  ----------  ---------      ---------
           Net used in operating activities           0       (8,372)       (256,375)

CASH FLOWS FROM INVESTING ACTIVITIES
        Refund of tooling purchase                                             2,548
        Cash acquired subsidiary                                               2,263
                                                  ----------  ---------      ---------
            Net cash provided from
                investing activities                  0           -            4,811

CASH FLOWS FROM FINANCING ACTIVITIES
         Bank overdraft
        Subscription of common stock                           5,000          33,300
        Issuance of common stock                                             218,264
                                                  ----------  ---------      ---------
            Net cash provided by
                financing activities                           5,000         251,564
                                                  ----------  ---------      ---------

            Net (decrease) increase in cash           0       (3,372)             -

Cash, beginning of period                             0        5,506              -

Cash, end of period                                   0      $ 2,134            $ -

SUPPLEMENTAL DISCLOSURES
        Income tax paid                                                          300
        Interest paid

NONCASH FINANCING ACTIVITIES
        Common stock issued in exchange for net assets                       317,374

                                      F-3

                             OMEGA MED CORPORATION
                         (A Development Stage Company)
           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                                                 Common Stock         Common Stock     Additional
                                               $.001 Par Value         Subscribed        Paid-in     Accumulated
                                          -----------------------  -------------------  ---------   -------------
                                            Shares      Amount      Shares     Amount    Capital      Deficit        Total
                                          ----------  ----------   ---------  --------  ----------  -------------  -----------

Common stock issued in acquisition      10,500,000     $ 10,500         -      $   -     $ 525,138     $    -       $  535,638

Net loss incurred during
   development stage operations
                                                -            -          -          -            -     (127,470)       (127,470)
                                          ----------  ----------   ---------  --------  ----------  -------------  -----------

Balance, December 31, 1999              10,500,000       10,500         -          -       525,138    (127,470)        408,168

Common stock subscribed
                                                -            -       5,900          6       28,294          -           28,300

Net loss incurred during
   development stage operations
                                                -            -          -          -            -     (186,588)       (186,588)
                                          ----------  ----------   ---------  --------  ----------  -------------  -----------

Balance, December 31, 2000              10,500,000       10,500      5,900          6      553,432    (314,058)        249,880

Common stock subscribed
                                                -            -       1,000          1        4,999          -            5,000

Net loss incurred during
   development stage operations
                                                -            -          -          -            -     (281,197)       (281,197)
                                          ----------  ----------   ---------  --------  ----------  -------------  -----------
                                                                                                                                                            $
Balance, December 31, 2001              10,500,000      $ 10,500     6,900      $   7    $ 558,431   $(595,255)     $  (26,317)
                                          ==========  ==========   =========  ========  ==========  =============  ===========

Balance, March 31, 2002                 10,500,000      $ 10,500     6,900      $   7    $ 558,431   $(595,255)     $  (26,317)
                                          ==========  ==========   =========  ========  ==========  =============  ===========

Balance,  June 30 2002                  10,500,000      $ 10,500     6,900      $   7    $ 558,431   $(595,255)     $  (26,317)
                                          ==========  ==========   =========  ========  ==========  =============  ===========

                                      F-4

                             OMEGA MED CORPORATION
                         (A Development Stage Company)
                         CONSOLIDATED INCOME STATEMENT

                                                 Three Months Ended          April, 5 1999
                                           Mar 31, 2002   Mar 31, 2000      (inception) to
                                                                             Mar 31, 2002
                                          -------------  -------------      ---------------

Revenues                                           0             0             $      931
                                                                                      450
                                          -------------  -------------      ---------------
Cost of sales                                      0             0
                                          -------------  -------------      ---------------
                                                                                      481
Gross Profit                                       0             0                                                                                             314,809
Operating Expenses                                                                  4,347
   General and administrative                                46766                 17,113
   Research and development                                      0                254,348
                                          -------------  -------------      ---------------
   Loss from inventory write-down                                                 590,617
                                          -------------  -------------      ---------------
      Total Expenses                                             0                  46766
                                          -------------  -------------      ---------------
                                                                                 (590,136)
Loss from Operation                                0        -46766
                                          =============  =============      ===============

                                                                                      743
Other Income (expense)                                                             (1,062)
                                          -------------  -------------      ---------------
   Loss from write down of License agreement               -129810                   (319)
                                          -------------  -------------      ---------------
   Other Income                                                  0
                                          -------------  -------------      ---------------

Total Other Income (expense)                       0       -129810               (590,455)
                                          -------------  -------------      ---------------

Loss before provision for income tax                       -176576                  4,800
                                          -------------  -------------      ---------------

Provision for income tax                                         0             $ (595,255)
                                          =============  =============      ===============

Net loss                                            0    $(176,576)            $  (0.0567)
                                          =============  =============      ===============

Net Loss per share                                  0     -0.00168                0.00000
                                          =============  =============      ===============

                                      F-5

                             OMEGA MED CORPORATION
                         (A Development Stage Company)
                          CONSOLIDATED BALANCE SHEETS

                                              Mar. 31      Mar. 31
                                             ---------    ---------
                                                2002         2001
                                             ---------    ---------

ASSETS

Current Assets
   Cash and Cash Equivalents                    -           3,134
   Prepaid Expenses                             -              -
   Advances and other current assets            -           1,477
                                             ---------    ---------
      Total current assets                      -           4,611

Property and equipment, net                     -         106,436
Licensed technology, net                        -         149,778
                                             ---------    ---------

      Total assets                            $ -       $ 260,825
                                             =========    =========

LIABILITIES AND SHAREHOLDERS EQUITY

Current liabilities
   Bank overdraft                                              -
   Accounts payable                           2,009         3,417
   Other accrued liabilities                 24,308        22,708
                                             ---------    ---------
      Total liabilities                      26,317        26,125

Shareholders' equity
   Common stock, $.001 par value;
        30,000,000 authorized
        shares; 10,500,000 shares
        issued and outstanding               10,500        10,500
   Common stock subscribed, 6,900 shares          7             7
   Additional paid in capital               558,431       558,431
   Deficit accumulated during development
        stage                              (595,255)     (334,238)
                                             ---------    ---------

      Total shareholders equity             (26,317)      234,700
                                             ---------    ---------

Total liabilities and shareholders'
        equity                                 $ -      $ 260,825
                                             =========    =========

                                      F-6

                             OMEGA MED CORPORATION
                         (A Development Stage Company)
                          CONSOLIDATED INCOME STATEMENT

                                                                       5-Apr-99
                                                Three Months Ended   (inception) to
                                                     Mar. 31,           Mar. 31,
                                                  -----------------  -------------
                                                   2002    2001          2002
                                                  -----------------  -------------

CASH FLOWS FROM OPERATIONS
   Net Loss                                            0   (176,576)      (595,255)
   Adjustments to reconcile net loss to net
      cash used in operating activities:
        Depreciation and amortization                        33,838         62,319
        Loss from inventory write down                                      17,113
         Casualty Loss                                                       1,062
         Impairment Loss                                                   254,348
        Write off of bad debt                                                  570
   (Increase) decrease in operating assets
     excluding effects of purchase acquisition
        Inventory                                                           (2,600)
        Prepaid expenses                                                        -
       Advances and other assets                                979          2,098
   Increase (decrease) in operating liabilities
     excluding effects of purchase acquisition
        Accounts payable                                        527        (20,338)
        Accrued expenses and other liabilities                1,050         24,308
                                                 ----------  ---------   -----------
           Net used in operating activities            0   (140,182)      (256,375)

CASH FLOWS FROM INVESTING ACTIVITIES
        Refund of tooling purchase                                           2,548
        Cash acquired subsidiary                                             2,263
                                                 ----------  ---------   -----------
            Net cash provided from investing
                activities                             0         -           4,811

CASH FLOWS FROM FINANCING ACTIVITIES
         Bank overdraft
        Subscription of common stock                          5,000         33,300
        Issuance of common stock                                           218,264
                                                 ----------  ---------   -----------
            Net cash provided by financing
                activities                                    5,000        251,564
                                                 ----------  ---------   -----------

            Net (decrease) increase in cash            0   (135,182)            -

Cash, beginning of period                              0      3,134             -

Cash, end of period                                    0  $(132,048)        $   -

SUPPLEMENTAL DISCLOSURES
        Income tax paid                                                        300
        Interest paid

NONCASH FINANCING ACTIVITIES
        Common stock issued in exchange for net assets                     317,374

                                      F-7

                             OMEGA MED CORPORATION
                         (A Development Stage Company)
           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                                                  Common Stock            Common Stock            Additional
                                                 $.001 Par Value           Subscribed              Paid-in     Accumulated
                                          -------------------------   --------------------
                                            Shares         Amount      Shares        Amount        Capital       Deficit
                                          ---------     -----------   ---------    -----------   -----------   -----------

Common stock issued in acquisition       10,500,000      $ 10,500           -        $  -        $ 525,138        $     -

Net loss incurred during
   development stage operations
                                                -              -            -           -               -         (127,470)
                                         ----------      ----------     ----------   ----------  ----------      -----------

Balance, December 31, 1999               10,500,000        10,500           -           -          525,138        (127,470)

Common stock subscribed
                                                -              -         5,900           6          28,294              -

Net loss incurred during
   development stage operations
                                                -              -            -           -               -         (186,588)
                                         ----------      ----------     ----------   ----------  ----------      -----------

Balance, December 31, 2000              10,500,000         10,500         5,900          6         553,432        (314,058)

Common stock subscribed
                                              -                -          1,000          1           4,999              -

Net loss incurred during
   development stage operations
                                              -                -             -          -               -         (281,197)
                                         ----------      ----------     ----------   ----------  ----------      -----------                                            ------------------

Balance, December 31, 2001             10,500,000        $ 10,500         6,900      $   7       $ 558,431       $(595,255)
                                         ==========      ==========     ==========   ==========  ==========      ===========

Balance, March 31, 2002                10,500,000        $ 10,500         6,900      $   7       $ 558,431       $(595,255)
                                         ==========      ==========     ==========   ==========  ==========      ===========

                                      F-8

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby has been passed upon for the Company by Stepp Law Group, located in Newport Beach,
California.

                                     EXPERTS

The financial statements of the company for the period from inception to end of fiscal year ending December 31, 2001 have been audited by Peterson & Company and are included in this prospectus and registration statement.

                             ADDITIONAL INFORMATION

We have filed a Registration Statement on Form SB-2 with the Securities and
Exchange Commission under the Securities Act of 1933 Act regarding the shares of common stock we are offering for sale. This prospectus does not contain all of the information ^ in the Registration Statement on Form SB-2 and the exhibits and schedules to the Registration Statement on Form SB-2. ^Further information about the company and our common stock is contained in the Registration
Statement on Form SB-2 and the exhibits and schedules filed as a part of the
Registration Statement on Form SB-2. Statements contained in this prospectus concerning the contents of any contract or any other document referred to are not necessarily complete, and reference is made in each instance to the copy of such contract or document filed as an exhibit to the Registration Statement on
Form SB-2. Each such statement is qualified in all respects by ^ reference to ^
those exhibits.

                                       31

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

^Indemnification of Directors and Officers

Article VI of our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to the company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of such director's duty of loyalty to the company or its security holders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3)
liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or (4) for any transaction from which a director derived any improper personal benefit. Accordingly, the directors of the company may have no liability to the shareholders of the company for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to the shareholders of the company.

^Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of the shares. The estimated expenses of issuance and distribution are set forth below.

Registration fees                                     $1,434.00
Transfer agent fees                 Approximately     $1,000.00
Costs of printing and engraving     Approximately     $2,000.00
Legal fees                          Approximately    $15,500.00
Accounting fees                     Approximately    $10,000.00

^Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three (3)
years which would be required to be disclosed pursuant to Item 701 of Regulation
S-B.

                                       32

^Exhibits.

Copies of the following documents are filed with this Amendment No. 3 to
Registration Statement, Form SB-2, as exhibits:

Exhibit No.

3.1            Certificate of Incorporation
               (Charter Document) **

3.2            Bylaws **

5.             Opinion Re: Legality

8.             Opinion Re: Tax Matters (not applicable)

10.1           Asset Purchase and Sale Agreement between Alpha Mark, Inc., a
               Utah corporation and Omega Med Corporation, a Delaware
               corporation. (material contract) **

10.2           Patent License Agreement ***

11.            Statement Re: Computation of Per Share Earnings *

23.1           Consent of Auditors

23.2           Consent of Counsel is included in Exhibit 5.

24.            Power of Attorney is included on the Signature Page of the
               Registration Statement

27.            Financial Data Schedule

*    included in financial statements
**   previously filed with the Commission on March 10, 2000 as exhibits to the company's Registration Statement on Form SB-2.
***  previously filed with the Commission on January 11, 2002 as an exhibit to the company's Registration Statement on Form SB-2, Amendment No. 2.

                                       33

^Undertakings.

A. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

B. The undersigned registrant hereby undertakes:

     (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)  To include any prospectus required by Section 10(a)(3) of the
               1933 Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the
               foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B)
               if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii)To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such
               information in the Registration Statement.

     (2)  That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new
          Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                       34

                                   SIGNATURES

In accordance with the requirements of the 1933 Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Pre-Effective Amendment
No. 3 to Registration Statement to be signed on its behalf by the undersigned, in the City of San Diego, California, on April 18, 2002.

                                          OMEGA MED CORPORATION,
                                          a Delaware corporation

                                          By:/s/Richard Schioldager
                                             Richard Schioldager
                                          Its: President

/s/Douglas Letson                        April 18, 2002
Douglas Letson
Secretary, Treasurer

/s/Harold Letson                         April 18, 2002
Harold Letson
Vice President

/s/David Brown                           April 18, 2002
David Brown
Director

^

                                       35